SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549







                                    FORM 8-K/A


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): December 20, 2002







                         CNL RETIREMENT PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)



          Maryland                       000-32607               59-3491443
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


                 450 South Orange Avenue                       32801
                     Orlando, Florida                       (Zip Code)
         (Address of principal executive offices)



       Registrant's telephone number, including area code: (407) 650-1000

         The Form 8-K of CNL Retirement Properties, Inc. (the "Company") dated December 20, 2002 is being amended and restated to attach Exhibit 99.1 that was inadvertently omitted.

Item 2.       Acquisition or Disposition of Assets.

         Brighton Gardens of Bellevue located in Bellevue, Washington; Brighton Gardens of Hoffman Estates located in Hoffman Estates, Illinois; Brighton Gardens of Oklahoma City located in Oklahoma City, Oklahoma; Brighton Gardens of Santa Rosa located in Santa Rosa, California; Brighton Gardens of Tulsa located in Tulsa, Oklahoma; Brighton Gardens of Vinings located in Atlanta, Georgia; Marriott Hearthside of Lynnwood located in Lynnwood, Washington; Marriott Hearthside of Snohomish located in Snohomish, Washington; Marriott MapleRidge of Hemet located in Hemet, California; Marriott MapleRidge of Plymouth located in Plymouth, Massachusetts; Marriott MapleRidge of Willoughby located in Willoughby, Ohio; and Pleasant Hills Retirement Community located in Little Rock, Arkansas. On December 20, 2002, the Company acquired 12 Properties from Marriott Senior Living Services, Inc. and its affiliates for an aggregate purchase price of $89,358,632. The Properties and related purchase prices include Brighton Gardens of Bellevue located in Bellevue, Washington (the "Bellevue Property") for $10,201,606; the Brighton Gardens of Hoffman Estates located in Hoffman Estates, Illinois (the "Hoffman Estates Property") for $7,543,752; the Brighton Gardens of Oklahoma City located in Oklahoma City, Oklahoma (the "Oklahoma City Property") for $3,646,636; the Brighton Gardens of Santa Rosa located in Santa Rosa, California (the "Santa Rosa Property") for $16,748,552; the Brighton Gardens of Tulsa located in Tulsa, Oklahoma (the "Tulsa Property") for $4,684,167; the Brighton Gardens of Vinings located in Atlanta, Georgia (the "Atlanta Property") for $7,374,428; the Marriott Hearthside of Lynnwood located in Lynnwood, Washington (the "Lynnwood Property") for $6,300,000; the Marriott Hearthside of Snohomish located in Snohomish, Washington (the "Snohomish Property") for $8,600,000; the Marriott MapleRidge of Hemet located in Hemet, California (the "Hemet Property") for $4,109,688; the Marriott MapleRidge of Plymouth located in Plymouth, Massachusetts (the "Plymouth Property") for $4,580,387; the Marriott MapleRidge of Willoughby located in Willoughby, Ohio (the "Willoughby Property") for $4,930,498; and the Pleasant Hills Retirement Community located in Little Rock, Arkansas (the "Little Rock Property") for $10,638,918. These 12 Properties will be operated and managed by Marriott Senior Living Services, Inc.

         The Company acquired these 12 Properties on a triple-net basis, pursuant to long-term lease agreements with Eight Pack Management Corp. and Eleven Pack Management Corp., affiliates of HRA Management Corporation. HRA Management Corporation is the tenant of five Properties previously acquired by the Company. HRA Management Corporation is described in further detail in the "Business -- Property Acquisition" section of the Prospectus Supplement dated November 18, 2002. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business -- Description of Property Leases." The principal features of the long-term lease agreements with Eight Pack Management Corp. relating to the Hoffman Estates, Tulsa, Hemet, Plymouth, Willoughby and Little Rock Properties are as follows:

o        The initial  lease  terms are for fifteen  years and expire on December
         20, 2017.

o                                                 Minimum
                     Property                   Annual Rent
            ----------------------------    --------------------

         Hoffman Estates Property             $      780,967
         Tulsa Property                              484,928
         Hemet Property                              425,455
         Plymouth Property                           474,185
         Willoughby Property                         510,430
         Little Rock Property                      1,101,394

o Minimum annual rent will increase by 3% beginning in the second lease year, and each lease year thereafter.

o At the end of the initial lease terms, the tenant will have two consecutive renewal options of ten years each.

o In addition to minimum annual rent, the leases require additional rent in an amount equal to the difference between 14% of the Company's investment basis in the Properties and minimum annual rent payable each lease year until minimum annual rent exceeds 14% of the Company's investment basis. For purposes of the additional rent calculation, the Company's investment basis equals the product of the

         Property's purchase price times 1.01. The additional rent accrues and is payable every four weeks. Any unpaid additional rent is subject to interest at the prime rate, as published by The Wall Street Journal, plus 1%.

o On behalf of the tenant of these six Properties, the operator has established reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the six Properties (the "FF&E Reserve"). Deposits to the FF&E Reserve are made every four weeks, and the amount of the deposits are based on a percentage of gross revenues, as determined by factors such as the age of the Property. Deposits to the FF&E Reserve for the Hoffman Estates, Tulsa, Hemet and Willoughby Properties are as follows: 2% of gross revenues for the first and second lease years; 3% of gross revenues for the third through fourteenth lease years; and 3.5% of gross revenues each lease year thereafter. Deposits to the FF&E Reserve for the Plymouth Property are as follows: 2% of gross revenues for the first through third lease years; 3% of gross revenues for the fourth through fifteenth lease years; and 3.5% of gross revenues each lease year thereafter. Deposits to the FF&E Reserve for the Little Rock Property are 3.5% of gross revenues throughout the term of the lease. Funds in the FF&E Reserve relating to these six Properties are held by the operator and are the property of the tenant.

o The leases for the Hoffman Estates, Tulsa, Hemet, Plymouth, Willoughby and Little Rock Properties contain pooling terms, meaning that net operating profits with respect to these six Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-default terms, meaning that if the tenant of any of the six Properties defaults on its obligations under any of these leases, the Company will have the ability to pursue its remedies under the leases with respect to these six Properties, regardless of whether the tenant of any such Property is in default under its lease.

o        Base management fees payable to Marriott Senior Living Services, Inc.
         for the operation of the six Properties are 6% of gross revenues throughout the term of the leases. Rent payments due under the leases are subordinate to the payment of base management fees. Notwithstanding the foregoing, in the event net operating profits are available, Marriott Senior Living Services, Inc. is also entitled to receive incentive management fees up to 2% of gross revenues remaining after payment of minimum annual rent and a tenant administrative fee. In addition, Marriott Senior Living Services, Inc. is entitled to 50% of operating profits remaining after payment of (i) minimum annual rent,
         (ii) a tenant administration fee, (iii) the 2% incentive management fee described above and (iv) additional rent due under the leases.

         The principal features of the long-term lease agreements that the Company has entered into with Eleven Pack Management Corp. relating to the Bellevue, Oklahoma City, Santa Rosa, Atlanta, Lynnwood and Snohomish Properties are as follows:

o        The initial  lease  terms are for fifteen  years and expire on December
         20, 2017.

o                                                 Minimum
                     Property                   Annual Rent
            ----------------------------    --------------------

         Bellevue Property                    $      899,335
         Oklahoma City Property                      321,474
         Santa Rosa Property                       1,476,490
         Atlanta Property                            650,102
         Lynnwood Property                           555,384
         Snohomish Property                          758,144

o Minimum annual rent will increase by 3% beginning in the second lease year, and each lease year thereafter.

o At the end of the initial lease terms, the tenant will have two consecutive renewal options of ten years each.

o In addition to minimum annual rent, the leases require additional rent in an amount equal to the difference between 14% of the Company's investment basis in the Properties and minimum annual rent payable each lease year. For purposes of the additional rent calculation, the Company's investment basis equals the product of the Property's purchase price times 1.0075. The additional rent accrues and is payable every four weeks. Any unpaid additional rent is subject to interest at the prime rate, as published by The Wall Street Journal, plus 1%.

o On behalf of the tenant of these six Properties, the operator has established reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the six Properties (the "FF&E Reserve"). Deposits to the FF&E Reserve are made every four weeks, and the amount of the deposits are based on a percentage of gross revenues, as determined by factors such as the age of the Property. Deposits to the FF&E Reserve for the Bellevue, Oklahoma City and Atlanta Properties are as follows: 2% of gross revenues for the first and second lease years; 3% of gross revenues for the third through fourteenth lease years; and 3.5% of gross revenues each lease year thereafter. Deposits to the FF&E Reserve for the Santa Rosa Property are as follows: 2% of gross revenues for the first through third lease years; 3% of gross revenues for the fourth through fifteenth lease years; and 3.5% of gross revenues each lease year thereafter. Deposits to the FF&E Reserve for the Lynnwood Property are as follows: 3% of gross revenues for the first through fourth lease years and 3.5% of gross revenues each lease year thereafter. Deposits to the FF&E Reserve for the Snohomish Property are as follows: 3% of gross revenues for the first through eighth lease years and 3.5% of gross revenues each lease year thereafter. Funds in the FF&E Reserve relating to these six Properties are held by the operator and are the property of the tenant.

o The leases for the Bellevue, Oklahoma City, Santa Rosa, Atlanta, Lynnwood and Snohomish Properties contain pooling terms, meaning that net operating profits with respect to these six Properties are combined for the purpose of funding rental payments and the FF&E Reserve. In addition, the leases contain cross-default terms, meaning that if the tenant of any of the six Properties defaults on its obligations under any of these leases, the Company will have the ability to pursue its remedies under the leases with respect to these six Properties, regardless of whether the tenant of any such Property is in default under its lease.

o        Base management fees payable to Marriott Senior Living Services, Inc.
         for the operation of the six Properties are 6% of gross revenues throughout the term of the leases. Rent payments due under the leases are subordinate to the payment of base management fees. Notwithstanding the foregoing, in the event net operating profits are available, Marriott Senior Living Services, Inc. is also entitled to receive incentive management fees up to 2% of gross revenues remaining after payment of minimum annual rent and a tenant administrative fee. In addition, Marriott Senior Living Services, Inc. is entitled to 50% of operating profits remaining after payment of (i) minimum annual rent,
         (ii) a tenant administration fee, (iii) the 2% incentive management fee described above and (iv) additional rent due under the leases.

         The Bellevue Property, which opened in November 1999, includes 90 assisted living units and 27 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located 13 miles east of downtown Seattle, Washington. Other senior living facilities located in proximity to the Bellevue Property include Robinswood Pointe, Sterling Park and Sunrise of Bellevue.

         The Hoffman Estates Property, which opened in December 1999, includes 73 assisted living units and 47 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located 30 miles northwest of Chicago, Illinois. Other senior living facilities located in proximity to the Hoffman Estates Property include Sunrise of Schaumburg, Devonshire of Hoffman Estates and Friendship Village.

         The Oklahoma City Property, which opened in June 1999, includes 94 assisted living units and 24 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located 14 miles north of downtown Oklahoma City, Oklahoma. Other senior living facilities located in proximity to the Oklahoma City Property include St. Ann's, Manchester House, Canterbury and HearthStone.

         The Santa Rosa Property, which opened in December 2000, includes 92 assisted living units, 25 units for residents with Alzheimer's and related memory disorders and 45 skilled nursing units. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders, as well as medical monitoring. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located 58 miles north of downtown San Francisco, California, is near retail and dining areas and is less than five miles from two medical centers. Other senior living facilities located in proximity to the Santa Rosa Property include Sunrise of Santa Rosa, Chancellor Place, Avalon, and Springfield Place.

         The Tulsa Property, which opened in May 1999, includes 94 assisted living units and 26 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located six miles southeast of downtown Tulsa, Oklahoma. Other senior living facilities located in proximity to the Tulsa Property include Ambassador's Courtyard, The Parke, Sterling House, Alzheimer Center of Tulsa and Southern Hills.

         The Atlanta Property, which opened in September 1999, includes 90 assisted living units and 26 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, country kitchens and screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library and a beauty/barber shop. The Property is located in a suburb 12 miles northwest of downtown Atlanta, Georgia, and is less than five miles from four hospitals and retail and dining areas. In addition to the Brighton Gardens of Buckhead which the Company currently owns, other senior living facilities located in proximity to the Atlanta Property include Woodland Ridge, Sunrise, Carestone, Savannah Court and Atria.

         The Lynnwood Property, which opened in August 1989, includes 48 assisted living units and 24 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, covered porches, a restaurant-style main dining room, activity rooms and a library. The Property is located in a suburb of Seattle, Washington located 17 miles north of downtown Seattle. Other senior living facilities located in proximity to the Lynnwood Property include Seabrook, Merrill Gardens, Chateau Pacific, Brighton Court and Scribner Gardens.

         The Snohomish Property, which opened in March 1993, includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, covered porches, a restaurant-style main dining room, activity rooms and a library. The Property is located in a suburb of Seattle, Washington located 32 miles northeast of downtown Seattle. Other senior living facilities located in proximity to the Snohomish Property include Merrill Gardens, Ashley Pointe, Washington Oakes, Windsor Pointe and Everett Plaza.

         The Hemet Property, which opened in September 1999, includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, covered porches, a restaurant-style main dining room, activity rooms and a library. The Property is located approximately 90 miles southeast of downtown Los Angeles, California. Other senior living facilities located in proximity to the Hemet Property include Sunwest Village, The Village, Valley Christian Home, Parkside Gardens and Strathaven Assisted Living.

         The Plymouth Property, which opened in June 2000, includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, covered porches, a restaurant-style main dining room, activity rooms and a library. The Property is located approximately 42 miles southeast of downtown Boston, Massachusetts. Other senior living facilities located in proximity to the Plymouth Property include Plymouth Crossing, Silver Lake Commons and Village of Duxbury.

         The Willoughby Property, which opened in December 1999, includes 56 assisted living units and 28 units for residents with Alzheimer's and related memory disorders. The Operator provides assistance to residents with daily living activities such as bathing, dressing and medication reminders. Amenities include a main living room with a fireplace, covered porches, a restaurant-style main dining room, activity rooms and a library. The Property is located in a suburb of Cleveland, Ohio located 18 miles northeast of downtown Cleveland. Other senior living facilities located in proximity to the Willoughby Property include Homewood Residence at Richmond Heights, Governor's Village, Salida Woods, Summerville at Mentor and the Fairways.

         The Little Rock Property, which opened in January 1984, includes 144 independent living units and 19 assisted living units. The Operator provides activities, scheduled transportation and dining plans to individual residents. In addition, the Operator provides assistance with daily living activities such as bathing, dressing and medication reminders to the assisted living residents. Amenities include a main living room, screened porches, a restaurant-style main dining room and a private dining area, activity rooms, a library, security and a beauty/barber shop. The Property is located eight miles west of downtown Little Rock, Arkansas. Other senior living facilities located in proximity to the Little Rock Property include Andover Place, Good Shepherd, and Parkway Village.

         The average occupancy rate, the cash from operations, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods the facilities have been operational are as follows:

                                                                                        Revenue          Revenue
                                                                       Average        per Occupied    per Available
                                                                      Occupancy           Unit            Unit
          Property                    Location            Year          Rate
 ----------------------------  -----------------------  ---------   --------------    -------------   --------------

 Bellevue Property             Bellevue, WA                *1999          9.4%             $129.77          $ 12.05
                                                            2000         40.2%             $125.54          $ 50.51
                                                            2001         60.7%             $124.72          $ 75.72
                                                          **2002         58.0%             $124.91          $ 72.46

 Hoffman Estates Property      Hoffman Estates, IL         *1999            0%              $ 0.00           $ 0.00
                                                            2000         56.6%             $110.08           $ 2.29
                                                            2001         74.1%             $115.49           $85.63
                                                          **2002         83.2%             $117.87           $98.12

 Oklahoma City Property        Oklahoma City, OK           *1999         30.4%              $87.68           $26.66
                                                            2000         57.5%              $84.12           $48.36
                                                            2001         67.4%              $81.16           $54.71
                                                          **2002         76.6%              $78.49           $60.10

 Santa Rosa Property           Santa Rosa, CA              *2000            0%              $ 0.00           $ 0.00
                                                            2001         63.6%             $129.72           $82.51
                                                          **2002         85.1%             $132.31          $112.64








                                                                                        Revenue          Revenue
                                                                       Average        per Occupied    per Available
                                                                      Occupancy           Unit            Unit
          Property                    Location            Year          Rate
 ----------------------------  -----------------------  ---------   --------------    -------------   --------------

 Tulsa Property                Tulsa, OK                   *1999         27.2%             $100.27           $27.29
                                                            2000         65.4%              $87.20           $57.01
                                                            2001         73.1%              $84.43           $61.72
                                                          **2002         91.1%              $85.19           $77.57

 Atlanta Property              Atlanta, GA                 *1999           16.2%           $110.82           $18.00
                                                            2000         48.2%              $96.37           $46.45
                                                            2001         57.3%             $104.14           $59.64
                                                          **2002         59.1%             $107.10           $63.25

 Lynnwood Property             Lynnwood, WA                 1998               Information not available
                                                            1999        104.3%              $76.32           $79.64
                                                            2000         97.3%              $88.24           $85.89
                                                            2001         95.7%              $95.40           $91.33
                                                          **2002         96.3%             $101.85           $98.09

 Snohomish Property            Snohomish, WA                1998               Information not available
                                                            1999         42.0%             $186.54           $78.31
                                                            2000         85.9%              $87.49           $75.16
                                                            2001         81.7%             $100.36           $81.99
                                                          **2002           86.8%           $103.28           $89.61

 Hemet Property                Hemet, CA                   *1999         11.2%             $148.16           $16.61
                                                            2000         44.9%              $90.04           $40.40
                                                            2001         78.1%              $95.34           $74.51
                                                          **2002         83.9%              $99.17           $83.21

 Plymouth Property             Plymouth, MA                *2000         33.8%             $106.09            $  35.90
                                                            2001         69.8%             $108.74           $75.90
                                                          **2002         86.6%             $115.67          $100.14

 Willoughby Property           Willoughby, OH              *1999          8.8%             $216.00           $18.92
                                                            2000         62.5%              $95.57           $59.76
                                                            2001         85.5%              $96.71           $82.72
                                                          **2002         84.2%             $104.85           $88.30

 Little Rock Property          Little Rock, AR              1998         93.4%              $44.49           $41.56
                                                            1999         94.3%              $46.18           $43.56
                                                            2000         94.7%              $48.64           $46.07
                                                            2001         95.5%              $52.68           $50.32
                                                          **2002         96.8%              $54.97           $53.20


* Data for the Bellevue Property represents the months of November through December 1999, data for the Hoffman Estates Property represents the month of December 1999, data for the Oklahoma City Property represents the months of June through December 1999, data for the Santa Rosa Property represents the month of December 2000, data for the Tulsa Property represents the months of May through December 1999, data for the Atlanta Property represents the months of September through December 1999, data for the Hemet Property represents the months of September through December 1999, data for the Plymouth Property represents the months of June through December 2000 and data for the Willoughby Property represents the month of December 1999.

**    Data for 2002 represents the period December 29, 2001 through November 29,
2002.

         On December 20, 2002, the Company purchased for $8,500,000 the 23.25% minority interest held by Marriott Senior Living Services, Inc. in a joint venture in which the Company owned the other 76.75% equity interest. The joint venture purchased five retirement Properties on May 16 and 17, 2002 that include the Camarillo, Towson, Clayton, Dartmouth and Elk Grove Properties ("the Marriott 1 Portfolio Properties"). These five Properties are currently operated by Marriott Senior Living Services, Inc. and are described in further detail in the "Business -- Property Acquisitions" section of the Prospectus Supplement dated November 18, 2002.

         In conjunction with the purchase of the Marriott 1 Portfolio Properties, Marriott International, Inc. and Marriott Senior Living Services, Inc., with certain limitations, jointly and severally guaranteed the tenant's obligation to pay minimum rent to the joint venture under the leases. Subsequent to the Company's purchase of the minority interest, Marriott International, Inc. and Marriott Senior Living Services, Inc. remain liable for the remaining guarantee available to pay the tenant's minimum rent obligation under the leases. As of December 20, 2002, the amount available under the guarantee is $5,039,125. The guarantee terminates on the earlier of the end of the fifth lease year or at such time as the net operating income from the Marriott 1 Portfolio Properties equals or exceeds minimum rent due under the leases by 25% for any trailing 12-month period. Net operating income from all of the Marriott 1 Portfolio Properties is pooled in determining whether the Marriott 1 Portfolio Properties' aggregate net operating income exceeds the aggregate minimum rent due under the leases by 25%. The guarantee is described in further detail in the "Business -- Property Acquisitions" section of the Prospectus Supplement dated November 18, 2002.

Item 5.       Other Events.

         Reference is made to the press release dated December 30, 2002, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

                         CNL RETIREMENT PROPERTIES, INC.
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
          OF PROPERTIES ACQUIRED OR MADE PROBABLE FROM NOVEMBER 2, 2002
                            THROUGH DECEMBER 20, 2002
                For the Year Ended December 31, 2001 (Unaudited)

         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property in which the Company had acquired or had entered into initial commitments to acquire as of December 20, 2002. The statement presents unaudited estimated taxable operating results for each Property as if the Property (i) had been acquired the earlier of (a) the actual date acquired by the Company or (b) January 1, 2001, and (ii) had been operational during the period January 1, 2001 through December 31, 2001. The schedule should be read in light of the accompanying footnotes. For information relating to Properties acquired prior to December 20, 2002, see Appendix E to the Prospectus dated May 14, 2002 and the Prospectus Supplement dated November 18, 2002.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.


                                   Brighton Gardens      Brighton Gardens      Brighton Gardens          Brighton Gardens
                                     by Marriott           by Marriott           by Marriott                by Marriott
                                     Bellevue (10)      Hoffman Estates (9)    Oklahoma City (10)          Santa Rosa (10)
                              -----------------------   -------------------   ----------------------    ----------------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                  $   892,641           $   773,235              $319,081              $ 1,465,498

Earned Income (1)                           --                    --                    --                       --

Other Rent (2)                              --                    --                    --                       --

Asset Management Fees (3)              (61,210)              (45,263)              (21,880)                (100,491)

Interest Expense (4)                  (124,084)                 --                 (44,355)                (203,716)

General and Administrative
    Expenses (5)                       (71,411)              (61,859)              (25,526)                (117,240)
                               ----------------     -----------------    ------------------        -----------------

Estimated Cash Available from
    Operations                         635,936               666,113               227,320                1,044,051

Depreciation and Amortization
    Expense (6) (7)                   (444,300)             (329,898)             (158,818)                (729,432)
                               ----------------     -----------------    ------------------        -----------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                 $   191,636           $   336,215              $ 68,502              $    314,619
                               ================     =================    ==================         =================



                                 See Footnotes


                                    Brighton Gardens     Brighton Gardens        Hearthside            Hearthside
                                      by Marriott          by Marriott          by Marriott           by Marriott
                                        Tulsa (9)          Atlanta (10)         Lynnwood (10)         Snohomish (10)
                                   --------------------  ------------------   -----------------    -------------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                     $480,127             $645,262              $551,250               $ 752,500

Earned Income (1)                           --                   --                    --                      --

Other Rent (2)                              --                   --                    --                      --

Asset Management Fees (3)              (28,105)             (44,247)              (37,800)                (51,600)

Interest Expense (4)                        --              (89,696  )            (76,628  )             (104,603 )

General and Administrative
    Expenses (5)                       (38,410)             (51,621)              (44,100)                (60,200)
                               ----------------    -----------------    ------------------       -----------------

Estimated Cash Available from
    Operations                         413,612              459,698               392,722                 536,097

Depreciation and Amortization
    Expense (6) (7)                   (204,844)            (321,170)             (274,377)               (374,547)
                               ----------------    -----------------    ------------------       -----------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                    $208,768             $138,528              $118,345               $ 161,550
                               ================    =================    ==================       =================





                                  See Footnotes


                                      Maple Ridge          Maple Ridge             Maple Ridge           Pleasant Hills
                                      by Marriott         by Marriott              by Marriott             by Marriott
                                       Hemet (9)          Plymouth (9)            Willoughby (9)         Little Rock (9)
                                  -----------------    --------------------   ---------------------    --------------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                      $421,243             $469,490              $505,376          $ 1,090,489

Earned Income (1)                            --                   --                    --                   --

Other Rent (2)                               --                   --                    --                   --

Asset Management Fees (3)               (24,658)             (27,482)              (29,583)             (63,834)

Interest Expense (4)                         --                   --                    --                   --

General and Administrative
    Expenses (5)                        (33,699)             (37,559)              (40,430)             (87,239)
                                ----------------    -----------------    ------------------    -----------------

Estimated Cash Available from
    Operations                          362,886              404,449               435,363              939,416

Depreciation and Amortization
    Expense (6) (7)                    (179,722)             (200,306)            (215,616)            (465,252)
                                ----------------    -----------------    ------------------    -----------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                    $ 183,164            $ 204,143             $ 219,747            $ 474,164
                                ================    =================    ==================    =================





                                  See Footnotes

                                    Brighton Gardens       Brighton Gardens       Brighton Gardens   Brighton Gardens
                                      by Marriott           by Marriott             by Marriott         by Marriott
                                      Edgewood (10)        Greenville (10)          Northridge (10)   Rancho Mirage (10)
                                 ---------------------  ---------------------   -------------------- --------------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                       $ 4,780               $361,635             $1,289,387          $ 1,437,945

Earned Income (1)                            --                     --                     --                   --

Other Rent (2)                               --                     --                     --                   --

Asset Management Fees (3)                  (328)               (24,798)               (88,415)             (98,602)

Interest Expense (4)                       (664)               (50,270)              (179,235)            (199,885)

General and Administrative
    Expenses (5)                           (382)               (28,931)              (103,151)            (115,036)
                                ----------------      -----------------     ------------------    -----------------

Estimated Cash Available from
    Operations                            3,406                257,636                918,586            1,024,422

Depreciation and Amortization
    Expense (6) (7)                          --               (179,999)              (641,775)            (715,718)
                                ----------------      -----------------     ------------------    -----------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                      $ 3,406               $ 77,637              $ 276,811           $  308,704
                                ================      =================     ==================    =================





                                  See Footnotes

                                   Brighton Gardens      Brighton Gardens        The Fairfax             Maple Ridge
                                     by Marriott            by Marriott          by Marriott             by Marriott
                                    Salt Lake (9)         Yorba Linda (9)       Fort Belvoir (11)      Palm Springs (10)
                                --------------------    -------------------  ----------------------   ----------------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                     $1,540,438            $1,382,102             $ 5,926,346             $ 232,179

Earned Income (1)                             --                    --                      --                    --

Other Rent (2)                                --                    --               3,196,500                    --

Asset Management Fees (3)                (90,172)              (80,904)               (346,908)              (15,921)

Interest Expense (4)                          --                    --              (1,169,806)              (32,275)

General and Administrative
    Expenses (5)                        (123,235)             (110,568)               (474,108)              (18,574)
                                 ----------------     -----------------      ------------------     -----------------

Estimated Cash Available from
    Operations                         1,327,031             1,190,630               7,132,024               165,409

Depreciation and Amortization
    Expense (6) (7)                     (657,221)             (589,668)             (5,401,464)             (115,564)
                                 ----------------     -----------------      ------------------     -----------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                      $669,810              $600,962             $ 1,730,560              $ 49,845
                                 ================     =================      ==================     =================


                                  See Footnotes


                                   The Quadrangle
                                   by Marriott            Sunrise of            Sunrise of
                                  Haverford (11)         Annapolis (8)        Pikesville (8)               Total
                            ------------------------  --------------------- ---------------------    ------------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                     $4,709,896                $    --                $     --           $25,250,900

Earned Income (1)                             --              1,312,500               1,060,500             2,373,000

Other Rent (2)                         4,201,917                     --                      --             7,398,417

Asset Management Fees (3)               (275,701)               (75,000)                (60,600)           (1,693,502)

Interest Expense (4)                  (1,172,204)              (780,357)               (630,529)           (4,858,307)

General and Administrative
    Expenses (5)                        (376,792)              (105,000)                (84,840)           (2,209,911)
                                 ----------------      -----------------     ------------------      -----------------

Estimated Cash Available from
    Operations                         7,087,116                352,143                 284,531            26,260,597

Depreciation and Amortization
    Expense (6) (7)                   (5,409,781)                (5,743)                 (4,640)          (17,619,855)
                                 ----------------      -----------------     ------------------      -----------------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                    $1,677,335               $346,400               $ 279,891            $8,640,742
                                 ================      =================     ==================      =================

                                  See Footnotes

FOOTNOTES:

(1) Rental income on operating leases and earned income on direct financing leases does not include percentage or additional rents which will become due if specified levels of gross receipts are achieved.

(2) It is expected that the Company will assume the obligations of the current owner of the Fort Belvoir and Haverford Properties under non-interest bearing bonds payable to residents of those retirement facilities in the principal amount of approximately $88,781,000. It is expected that the bonds will mature over a 12-year period. The proceeds from new bonds issued by the operator will be used to fund additional rent payable under the lease in the same amount required to retire the bonds.

(3) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Retirement Corp. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation" in the Prospectus dated May 14, 2002.

(4) The Company is expected to assume the obligations of the current owner of the Annapolis and Pikesville Properties under a mortgage note secured by the Properties. The principal amount of the loan is $20.6 million with an interest rate of 7.83% per annum. The loan requires monthly principal and interest payments through October 2008 with all unpaid principal and interest due at that time. In connection with the purchase of the Marriott 3 Portfolio, the Company expects to borrow $100 million in the form of a short-term secured bridge loan. The bridge facility is for a term of six-months and has two, three-month extension options. The bridge loan requires monthly principal amortization of $6,700,000 and monthly interest payments at a rate of 300 basis points over the 30-day LIBOR.

(5) Estimated at 8% of gross rental income, based on the previous experience of an Affiliate of the Advisor with another public REIT.

(6) Loan costs of $259,576 relating to the anticipated assumption of the $20.6 million loan with respect to the Annapolis and Pikesville Properties have been amortized under the straight-line method over the term of the loan. Additionally, loan costs of $1 million related to the anticipated bridge loan facility with respect to the purchase of the Fort Belvoir and Haverford Properties have been amortized over 6 months.

(7)      The federal tax basis of the  depreciable  portion of the  Property and
         the  number  of  years  the  assets  have  been   depreciated   on  the
         straight-line method are as follows:

                                                                                       Furniture and
                                                                  Building               Fixtures
                                                                (27.5 years)           (5-15 years)
                                                               ---------------        ----------------

                   Bellevue                                      $  9,231,564             $   543,033
                   Hoffman Estates                                  6,854,531                 403,208
                   Oklahoma City                                    3,299,888                 194,110
                   Santa Rosa                                      15,155,978                 891,529
                   Tulsa                                            4,256,207                 250,365
                   Atlanta                                          6,673,214                 392,542
                   Lynnwood                                         5,700,951                 335,350
                   Snohomish                                        7,782,250                 457,779
                   Hemet                                            3,734,214                 219,660
                   Plymouth                                         4,161,909                 244,818
                   Willoughby                                       4,480,033                 263,531
                   Little Rock                                      9,666,914                 568,642
                   Edgewood                                                --                      --
                   Greenville                                       3,739,976                 219,999
                   Northridge                                      13,334,656                 784,392
                   Rancho Mirage                                   14,871,026                 874,766
                   Salt Lake City                                  13,655,599                 803,271
                   Yorba Linda                                     12,251,993                 720,705
                   Fort Belvoir                                    39,890,350              49,348,196
                   Palm Springs                                     2,401,157                 141,246
                   Haverford                                       40,063,155              49,358,362
                                                               ---------------        ----------------

                                                                 $221,205,565           $ 107,015,504
                                                               ===============        ================

(8) The lessee of the Annapolis and Pikesville Properties is the same unaffiliated lessee.

(9) The leases for the Hoffman Estates, Tulsa, Hemet, Plymouth, Willoughby, Little Rock, Salt Lake City and Yorba Linda Properties are with the same unaffiliated lessee. The leases are cross-collateralized and cross-defaulted. In addition, the leases for these eight Properties contain pooling terms, meaning that net operating profits with respect to all eight Properties are combined for the purpose of funding rental payments due under the lease.

(10) The leases for the Bellevue, Oklahoma City, Santa Rosa, Atlanta, Lynnwood, Snohomish, Edgewood, Greenville, Northridge, Rancho Mirage and Palm Springs Properties are with the same unaffiliated lessee. The leases are cross-collateralized and cross-defaulted. In addition, the leases for these 11 Properties contain pooling terms, meaning that net operating profits with respect to all 11 Properties are combined for the purpose of funding rental payments due under the lease.

(11) The leases for the Fort Belvoir and Haverford Properties are expected to be with the same unaffiliated lessee. The leases are expected to be cross-collateralized and cross-defaulted. In addition, the leases for these two Properties are expected to contain pooling terms, meaning that net operating profits with respect to both Properties are combined for the purpose of funding rental payments due under the lease.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
-------

          (b)      Pro forma financial information.

                   See Index to Pro Forma Financial Statements on page 19.

          (c)      Exhibits

                   Exhibit No. 99.1 Press Release dated December 30, 2002.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                                    CNL RETIREMENT PROPERTIES, INC.


Dated:  January 6, 2003             By:       /s/ Thomas J. Hutchison III
                                             -----------------------------------
                                             THOMAS J. HUTCHISON III, President

                                  EXHIBIT INDEX

Exhibit Index

     99.1         Press Release dated December 30, 2002.  (Filed herewith.)

                          INDEX TO FINANCIAL STATEMENTS

                         CNL RETIREMENT PROPERTIES, INC.

                                                                                                  Page
Pro Forma Consolidated Financial Information (unaudited):

     Pro Forma Consolidated Balance Sheet as of September 30, 2002                                 21

     Pro Forma Consolidated Statement of Earnings for the nine months ended September 30, 2002     22

     Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2001             23

     Notes to Pro Forma Consolidated Financial Statements for the nine months ended
        September 30, 2002 and the year ended December 31, 2001                                    24


                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. and its subsidiaries (the "Company") gives effect to (i) the receipt of $121,191,642 in gross offering proceeds from the sale of 12,619,164 additional shares for the period October 1, 2002 through December 20, 2002, the assumption of a $20,600,000 loan under mortgage notes payable, the assumption of $88,781,000 in bonds payable, borrowings of $75,000,000 under a secured revolving line of credit, borrowings of $100,000,000 under a secured, six-month bridge loan facility and the accrual of related offering expenses, acquisition fees and miscellaneous acquisition expenses and (ii) the application of such funds and cash on hand as of September 30, 2002, to purchase 25 Properties and to purchase the 23.25% minority interest in a joint venture in which the Company currently owns a 76.75% interest, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2002, has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on September 30, 2002.

The Unaudited Pro Forma Consolidated Statements of Earnings for the nine months ended September 30, 2002 and for the year ended December 31, 2001, include the historical operating results of the Properties described in (ii) above, as well as 22 properties purchased by the Company prior to September 30, 2002, from the date of their acquisition plus operating results from (A) the later of (i) the date the Properties became operational by the previous owners or (ii) January 1, 2001, to (B) the earlier of (i) the date the Properties were acquired by (or for the pending acquisitions, became probable of being acquired by) the Company or
(ii) the end of the pro forma period presented (the "Pro Forma Period").

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2002

                                                                                    Pro Forma
                         ASSETS                             Historical             Adjustments                  Pro Forma
                                                          --------------          --------------              -------------

Land, buildings and equipment on operating leases, net      $146,590,466            $374,772,634    (b)        $509,111,618
                                                                                      17,766,215    (b)
                                                                                     (30,017,697 )  (f)
Net investment in direct financing leases (c)                115,629,495              22,600,000    (b)         139,735,559
                                                                                       1,506,064    (b)
Mortgage loan receivable                                       1,893,472                      --                  1,893,472
Cash and cash equivalents                                     48,844,522             126,191,642    (a)          20,818,352
                                                                                     (15,931,695 )  (a)
                                                                                    (130,093,450 )  (b)
                                                                                         358,314    (d)
                                                                                      (8,550,981 )  (e)
Restricted cash                                                  797,970                      --                    797,970
Note and other receivables                                     2,970,417                      --                  2,970,417
Investment in unconsolidated subsidiary                          293,456                      --                    293,456
Loan costs, net                                                  840,981               2,009,576    (b)           2,850,557
Accrued rental income                                            862,444                      --                    862,444
Other assets                                                   4,772,961               5,678,624    (a)           6,271,546
                                                                                      15,092,240    (b)
                                                                                     (19,272,279 )  (b)
                                                          --------------          --------------              -------------
                                                            $323,496,184            $362,109,207               $685,605,391
                                                          ==============          ==============              =============

          LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Accounts payable and accrued expenses                    $ 1,499,998                 $    --                $ 1,499,998
    Due to related parties                                     1,142,202                      --                  1,142,202
    Mortgages payable                                         45,409,216             195,600,000    (b)         241,009,216
    Lifecare bonds payable                                            --              88,781,000    (f)          58,763,303
                                                                                     (30,017,697 )  (f)
    Security deposits                                          3,204,875                 358,314    (d)           3,563,189
    Rents paid in advance                                         27,907                      --                     27,907
                                                          --------------          --------------              -------------
          Total liabilities                                   51,284,198             254,721,617                306,005,815
                                                          --------------          --------------              -------------

Minority interest                                              8,550,981              (8,550,981 )                       --
                                                          --------------          --------------              -------------
Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                       --                      --                         --
    Excess shares, $0.01 par value per share.
       Authorized and unissued 103,000,000 shares                     --                      --                         --
    Common stock, $0.01 par value per share.
       Authorized 100,000,000 shares; issued
       30,247,269 and outstanding 30,224,077 shares;
       issued 42,866,433 and outstanding
       42,843,241 shares, as adjusted                            302,241                 126,192    (a)             428,433
    Capital in excess of par value                           267,503,103             126,065,450    (a)         383,315,482
                                                                                     (10,253,071 )  (a)
    Accumulated distributions in excess of net earnings       (4,144,339 )                    --                 (4,144,339 )
                                                          --------------          --------------              -------------
          Total stockholders' equity                         263,661,005             115,938,571                379,599,576
                                                          --------------          --------------              -------------
                                                            $323,496,184            $362,109,207               $685,605,391
                                                          ==============          ==============              =============


                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      NINE MONTHS ENDED SEPTEMBER 30, 2002

                                                                                Pro Forma
                                                         Historical             Adjustments               Pro Forma
                                                        ------------          ---------------           -------------

Revenues:
    Rental income from operating leases                 $ 8,191,823             $ 30,845,046     (1)    $ 44,585,682
                                                                                   5,548,813     (2)
    Earned income from direct financing leases (3)           38,473               13,011,209     (1)      13,049,682
    Contingent rent                                           4,464                       --                   4,464
    FF&E reserve income                                     102,234                  136,580     (4)         238,814
    Interest income from mortgage loan receivable            23,472                       --                  23,472
    Interest and other income                             1,339,680               (1,314,524   ) (5)          25,156
                                                        ------------          ---------------           -------------
                                                          9,700,146               48,227,124              57,927,270
                                                        ------------          ---------------           -------------
Expenses:
    Interest                                                846,953                4,619,384     (6)       8,378,949
                                                                                   2,912,612     (7)
    General operating and administrative                    878,062                       --                 878,062
    Property expenses                                        20,604                       --                  20,604
    Asset management fees to related party                  397,674                2,057,677     (8)       2,455,351
    Depreciation and amortization                         2,251,018                8,436,246     (10)     10,687,264
                                                        ------------          ---------------           -------------
                                                          4,394,311               18,025,919              22,420,230
                                                        ------------          ---------------           -------------

Net earnings before share in equity in earnings of
    unconsolidated subsidiary and minority interest
    in earnings of consolidated joint venture             5,305,835               30,201,205              35,507,040

Share in equity in earnings of unconsolidated
    subsidiary                                                5,729                       --                   5,729

Minority interest in earnings of consolidated joint
    venture                                                (272,096  )               272,096     (11)             --
                                                                              ---------------           -------------
                                                        ------------

Net earnings                                            $ 5,039,468             $ 30,473,301            $ 35,512,769
                                                        ============          ===============           =============

Net earnings per share of common stock
    (basic and diluted) (12)                               $   0.30                                        $    0.98
                                                        ============
                                                                                                        =============

Weighted average number of shares of common
    stock outstanding (basic and diluted) (12)           16,932,082                                       36,238,476
                                                        ============                                    =============



                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED December 31, 2001

                                                                                Pro Forma
                                                        Historical             Adjustments               Pro Forma
                                                        ------------          ---------------           -------------

Revenues:
    Rental income from operating leases                 $ 1,725,018             $ 48,288,472     (1)    $ 57,411,907
                                                                                   7,398,417     (2)
    Earned income from direct financing leases (3)               --               17,001,294     (1)      17,001,294
    FF&E reserve income                                      39,199                  183,249     (4)         222,448
    Interest and other income                               135,402                 (134,844   ) (5)             558
                                                        ------------          ---------------           -------------
                                                          1,899,619               72,736,588              74,636,207
                                                        ------------          ---------------           -------------
Expenses:
    Interest                                                105,056               12,403,659     (6)      16,622,146
                                                                                   4,113,431     (7)
    General operating and administrative                    395,268                       --                 395,268
    Asset management fees to related party                   93,219                3,009,949     (8)       3,103,168
    Reimbursement of operating expenses
       from related party                                  (145,015  )               145,015     (9)              --
    Depreciation and amortization                           535,126               14,046,345     (10)     14,581,471
                                                        ------------          ---------------           -------------
                                                            983,654               33,718,399              34,702,053
                                                        ------------          ---------------           -------------

Net earnings                                            $   915,965             $ 39,018,189            $ 39,934,154
                                                        ============          ===============           =============

Net earnings per share of common stock
    (basic and diluted) (12)                            $      0.38                                     $       1.19
                                                        ============
                                                                                                        =============

Weighted average number of shares of common
    stock outstanding (basic and diluted) (12)            2,391,072                                       33,546,770
                                                        ============                                    =============

                  See accompanying notes to unaudited pro forma
                       consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED December 31, 2001


Unaudited Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $126,191,642 from the sale of 12,619,164 shares during the period October 1, 2002 through December 20, 2002, and payments of $15,931,695 for related acquisition fees of $5,678,624 (4.5% of gross proceeds) which are reflected in other assets, selling commissions of $9,464,373 (7.5% of gross proceeds), marketing support fees of $630,958 (0.5% of gross proceeds) and due diligence expense reimbursements of $157,740 (0.125% of gross proceeds) which have been netted against stockholders' equity.

(b) Represents the use of $130,093,450 of cash and cash equivalents, the assumption of a $20,600,000 loan under mortgage notes payable, borrowings of $75,000,000 under a secured revolving line of credit, borrowings of $100,000,000 under a secured, six-month bridge loan facility and the assumption of $88,781,000 in lifecare bonds payable to purchase 25 properties for $397,372,634, to pay $1,827,000 of acquisition fees on permanent financing (4.5% of permanent financing) and $13,265,240 in miscellaneous acquisition costs incurred in conjunction with the proposed purchase of the properties and to pay loan costs of $2,009,576. Also represents reclassification of
         $2,437,065 in miscellaneous acquisition costs and $15,329,150 in acquisition fees to land, buildings and equipment on operating leases and reclassification of $294,704 in miscellaneous acquisition costs and $1,211,360 in acquisition fees to net investment in direct financing leases.

                                                                                      Acquisition
                                                                                        Fees and
                                                                                     Closing Costs
                                                                                      Allocated to
                                                                 Purchase Price        Investment            Total
                                                                 ----------------    ---------------     ---------------

         Sunrise in Annapolis, MD                                   $ 12,500,000          $ 843,396        $ 13,343,396
         Sunrise in Pikesville, MD                                    10,100,000            662,668          10,762,668
                                                                 ----------------    ---------------     ---------------
             Investment in direct financing leases (c)                22,600,000          1,506,064          24,106,064
                                                                 ----------------    ---------------     ---------------
         Brooksby Village Continuing Care Retirement
             Community in Peabody, MA                                 17,383,784            961,250          18,345,034
         Homewood Residence in Nashville, TN                           8,957,850            487,727           9,445,577
         Brighton Gardens in Bellevue, WA                             10,201,606            659,057          10,860,663
         Brighton Gardens in Hoffman Estates, IL                       7,543,752            520,403           8,064,155
         Brighton Gardens in Oklahoma City, OK                         3,646,636            235,585           3,882,221
         Brighton Gardens in Santa Rosa, CA                           16,748,552          1,082,012          17,830,564
         Brighton Gardens in Tulsa, OK                                 4,684,167            323,135           5,007,302
         Brighton Gardens in Atlanta, GA                               7,374,428            476,412           7,850,840
         Hearthside in Lynnwood, WA                                    6,300,000            407,001           6,707,001
         Hearthside in Snohomish, WA                                   8,600,000            555,588           9,155,588
         MapleRidge in Hemet, CA                                       4,109,688            283,505           4,393,193
         MapleRidge in Plymouth, MA                                    4,580,387            315,976           4,896,363
         MapleRidge in Willoughby, OH                                  4,930,498            340,129           5,270,627
         Pleasant Hills in Little Rock, AR                            10,638,918            733,922          11,372,840
         Brighton Gardens in Edgewood, KY                                 54,632              3,529              58,161
         Brighton Gardens in Greenville, SC                            4,132,969            267,003           4,399,972
         Brighton Gardens in Northridge, CA                           14,735,846            951,984          15,687,830
         Brighton Gardens in Rancho Mirage, CA                        16,433,657          1,061,668          17,495,325


                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED December 31, 2001

Unaudited Pro Forma Consolidated Balance Sheet:

                                                                                      Acquisition
                                                                                        Fees and
                                                                                     Closing Costs
                                                                                      Allocated to
                                                                 Purchase Price        Investment            Total
                                                                 ----------------    ---------------     ---------------

         Brighton Gardens in Salt Lake City, UT                       15,028,664          1,036,747          16,065,411
         Brighton Gardens in Yorba Linda, CA                          13,483,926            930,183          14,414,109
         Fairfax in Fort Belvoir, VA                                  96,176,005          2,977,935          99,153,940
         MapleRidge in Palm Springs, CA                                2,653,469            171,423           2,824,892
         Quadrangle in Haverford, PA                                  96,373,200          2,984,041          99,357,241
                                                                 ----------------    ---------------     ---------------
             Properties subject to operating leases                  374,772,634         17,766,215         392,538,849
                                                                 ----------------    ---------------     ---------------

                                                                    $397,372,634        $19,272,279        $416,644,913
                                                                 ================    ===============     ===============

(c) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land, buildings and equipment. The direct financing leases have initial terms of 35 years and contain provisions that allow the lessees to elect to purchase the properties at the end of the lease term for the Company's initial investment amount. The leases also permit the Company to require the lessees to purchase the properties at the end of the lease term for the same amount. The categorization of the leases has no effect on the rental payments due under the leases.

(d) Represents security deposit of $358,314 received from the lessee in conjunction with the acquisition of the Nashville Property.

(e) Represents the purchase of the 23.25% minority interest in a joint venture in which the Company also owns the remaining 76.75% interest.

(f) Represents the assumption of $88,781,000 in non-interest bearing lifecare bonds payable to certain residents of the Fort Belvoir and Haverford Properties. An adjustment of $30,017,697 was made to record the bonds at their estimated present value using a 7% imputed interest rate. It is expected that the lifecare bonds will mature over a 12-year period. The proceeds received from new lifecare bonds issued by the operator will be used to fund additional rent payable under the leases to retire the existing bonds. Additional rent is defined as 100% of the proceeds received by the operator from the issuance of new lifecare bonds.

Unaudited Pro Forma Consolidated Statements of Earnings:

(1) Represents adjustment to rental income from the operating leases and earned income from the direct financing leases for the properties acquired or made probable by the Company as of December 20, 2002 (collectively, the "Pro Forma Property" or "Pro Forma Properties") for the Pro Forma Period.

         The following presents the actual date the Pro Forma Properties were acquired by the Company, or became probable of acquisition in the case of the 11 pending acquisitions as of December 20, 2002, as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statements of Earnings.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED December 31, 2001

Unaudited Pro Forma Consolidated Statements of Earnings - Continued :

                                                                                       Date the Property
                                                                                             Became
                                                                                        Operational as a
                                                                                        Rental Property
                                                                     Date                for Pro Forma
                                                             Acquired/Probable by           Purposes            Purchase
                                                                  the Company                                     Price
                                                             ----------------------    -------------------    --------------
     Acquired:
         Properties subject to operating leases:
           Broadway Plaza in Arlington, TX                   November 9, 2001           January 1, 2001          $10,578,750
           Homewood Residence in Boca Raton, FL              November 9, 2001           January 1, 2001            9,672,000
           Holley Court Terrace in Oak Park, IL              February 11, 2002          January 1, 2001           18,469,275
           Homewood Residence in Coconut Creek, FL           February 11, 2002          January 1, 2001            9,687,563
           Heritage Club in Greenwood Village, CO            March 22, 2002             January 1, 2001           17,865,375
           Brighton Gardens in Camarillo, CA a               May 16, 2002               January 1, 2001           18,694,698
           Brighton Gardens in Towson, MD a                  May 16, 2002               January 1, 2001           14,452,319
           MapleRidge in Clayton, OH a                       May 17, 2002               January 1, 2001            8,110,569
           MapleRidge in Dartmouth, MA a                     May 16, 2002               January 1, 2001            9,488,304
           MapleRidge in Elk Grove, CA a                     May 16, 2002               January 1, 2001            8,054,110
           Brooksby Village Continuing Care
           RetirementCommunity in Peabody, MA                October 10, 2002           January 1, 2001           17,383,784
           Homewood Residence in Nashville, TN               November 1, 2002           January 1, 2001           8,957,850
           Brighton Gardens in Bellevue, WA c                December 20, 2002          January 1, 2001          10,201,606
           Brighton Gardens in Hoffman Estates, IL           December 20, 2002          January 1, 2001           7,543,752
           Brighton Gardens in Oklahoma City, OK c           December 20, 2002          January 1, 2001           3,646,636
           Brighton Gardens in Santa Rosa, CA c              December 20, 2002          January 1, 2001          16,748,552
           Brighton Gardens in Tulsa, OK                     December 20, 2002          January 1, 2001           4,684,167
           Brighton Gardens in Atlanta, GA c                 December 20, 2002          January 1, 2001           7,374,428
           Hearthside in Lynnwood, WA c                      December 20, 2002          January 1, 2001           6,300,000
           Hearthside in Snohomish, WA c                     December 20, 2002          January 1, 2001           8,600,000
           MapleRidge in Hemet, CA                           December 20, 2002          January 1, 2001           4,109,688
           MapleRidge in Plymouth, MA                        December 20, 2002          January 1, 2001           4,580,387
           MapleRidge in Willoughby, OH                      December 20, 2002          January 1, 2001           4,930,498
           Pleasant Hills in Little Rock, AR                 December 20, 2002          January 1, 2001          10,638,918
         Investments in direct financing leases:
           Brighton Gardens in Brentwood, TN b               September 30, 2002         January 1, 2001           6,349,794
           Brighton Gardens in Atlanta, GA b                 September 30, 2002         January 1, 2001           7,654,546
           Brighton Gardens in Charlotte, NC b               September 30, 2002         January 1, 2001           3,218,389
           Brighton Gardens in Chevy Chase, MD b             September 30, 2002         January 1, 2001          19,310,331
           Brighton Gardens in Middletown, NJ b              September 30, 2002         January 1, 2001          11,481,818
           Brighton Gardens in Mountainside, N J b           September 30, 2002         January 1, 2001          12,438,636
           Brighton Gardens in Naples, FL b                  September 30, 2002         January 1, 2001           8,002,479
           Brighton Gardens in Raleigh, NC b                 September 30, 2002         January 1, 2001           9,655,165
           Brighton Gardens in Stamford, CT b                September 30, 2002         January 1, 2001          13,569,421
           Brighton Gardens in Venice, FL b                  September 30, 2002         January 1, 2001           6,523,760
           Brighton Gardens in Winston-Salem, NC b           September 30, 2002         January 1, 2001           7,045,661


                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED December 31, 2001


Unaudited Pro Forma Consolidated Statements of Earnings - Continued :

                                                                                      Date the Property
                                                                                            Became
                                                                                       Operational as a
                                                                                       Rental Property
                                                                    Date                for Pro Forma
                                                            Acquired/Probable by           Purposes            Purchase
                                                                 the Company                                     Price
                                                            ----------------------    -------------------    --------------
       Probable:
         Properties subject to operating leases:
           Brighton Gardens in Edgewood, KY c               December 6, 2002           January 1, 2001              54,632
           Brighton Gardens in Greenville, SC c             December 6, 2002           January 1, 2001           4,132,969
           Brighton Gardens in Northridge, CA c             December 6, 2002           January 1, 2002          14,735,846
           Brighton Gardens in Rancho Mirage, CA c          December 6, 2002           January 1, 2001          16,433,657
           Brighton Gardens in Salt Lake City, UT           December 6, 2002           January 1, 2001          15,028,664
           Brighton Gardens in Yorba Linda, CA              December 6, 2002           January 1, 2001          13,483,926
           Fairfax in Fort Belvoir, VA c                    December 6, 2002           January 1, 2001          96,176,005
           MapleRidge in Palm Springs, CA c                 December 6, 2002           January 1, 2001           2,653,469
           Quadrangle in Haverford, PA c                    December 6, 2002           January 1, 2001          96,373,200
         Investments in direct financing leases:
           Sunrise in Annapolis, MD                         September 3, 2002          January 1, 2001          12,500,000
           Sunrise in Pikesville, MD                        September 3, 2002          January 1, 2001          10,100,000

         a Prior to December 20, 2002, the properties in Camarillo, California; Towson, Maryland; Clayton, Ohio; Dartmouth, Massachusetts; and Elk Grove, California (the "Marriott 1 Portfolio Properties") were owned through a consolidated joint venture (the "Joint Venture") in which the Company owns a 76.75 percent interest. On December 20, 2002, the Company purchased the 23.25 percent minority interest for $8,500,000. See Note (11).

         b These properties are referred to as the "Prime Care 1 Portfolio Properties."

         c These properties are referred to as the "Marriott 3 Portfolio Properties."

         The adjustments to rental income from operating leases for the nine months ended September 30, 2002 and the year ended December 31, 2001, include $2,216,648 and $5,911,061, respectively, relating to the Marriott 1 Portfolio Properties. If the operating cash flows of the Marriott 1 Portfolio Properties are not sufficient to fund rental payments due under the lease agreements, amounts are required to be funded by Marriott International, Inc. or its subsidiaries under the terms of a rental payment guarantee arrangement. The pro forma adjustments to rental income from operating leases for the nine months ended September 30, 2002 and the year ended December 31, 2001, include assumed funding amounts under the guarantee of $1,381,000 and $3,179,000, respectively, based on the actual historical operating cash flows of the Marriott 1 Portfolio Properties during the pro forma periods.

         Certain leases provide for the payment of percentage rent in addition to base rental income; however, no percentage rent was due under the leases for the Pro Forma Properties during the period the Company was assumed to have held the Pro Forma Properties.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED December 31, 2001

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

(2) Represents additional rent payable under the terms of the Fort Belvoir and Haverford Properties leases related to the retirement of the lifecare bonds payable described in Note (f) under "Unaudited Pro Forma Consolidated Balance Sheet" above. Proceeds from the issuance of new bonds by the operator will be used to fund additional rent payable under the leases to retire the existing lifecare bonds payable. Additional rent is defined as 100% of the proceeds received by the operator from the issuance of new lifecare bonds. It is expected that the lifecare bonds will mature over a 12-year period.

(3) See Note (c) under "Unaudited Pro Forma Consolidated Balance Sheet" above.

(4) Represents reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to certain Properties (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company.

(5) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts after the purchase of the Pro Forma Properties. The pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately two to four percent per annum by the Company during the nine months ended September 30, 2002 and the year ended December 31, 2001.

(6) Represents adjustment to interest expense for mortgage loans for the Pro Forma Period based on the following terms:

                                                                                    Pro Forma             Pro Forma
                                                                                   Adjustment            Adjustment
                                                                                  for the Nine          for the Year
                                                                                  Months Ended         Ended December
                                 Mortgage                                         September 30,           31, 2001
                                   Loan               Interest Rate                   2002
                               -------------    ---------------------------    --------------------    ----------------
         Holley Court            $12,974,397    Floating   at  350   basis           $89,626              $932,266
         Terrace in Oak                         points   over  the  30-day
         Park, IL,                              LIBOR,  with a LIBOR floor
         maturing October                       of 3.50.  If 30-day  LIBOR
         2003                                   falls      below     2.60,
                                                interest   rate   will  be
                                                30-day   LIBOR   plus  440
                                                basis  points.  During the
                                                Pro Forma Period, the
                                                interest  rate varied from
                                                6.14% to 8.00%.

         Marriott 1             $23,520,000     Floating   at  186   basis          $381,186             $1,407,432
         Portfolio                              points  over  the  rate of
         Properties                             commercial   paper  graded
         maturing May                           A1 by  Standard & Poors or
         2006                                   F1 by Fitch  IBCA.  During
                                               the Pro Forma Period, the
                                                interest  rate varied from
                                                3.69% to 7.44%.


                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED December 31, 2001


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

                                                                                     Pro Forma
                                                                                    Adjustment              Pro Forma
                                                                                   for the Nine            Adjustment
                                                                                   Months Ended        for the Year Ended
                                   Mortgage                                        September 30,          December 31,
                                     Loan                Interest Rate                 2002                    2001
                                 -------------     --------------------------    ------------------    --------------------
         Sunrise in               $20,600,000      7.83%,   with   principal        $1,038,931             $1,410,886
         Annapolis and                             and   interest    payable
         Pikesville, MD,                           monthly.
         maturing December
         2008

         Heritage Club in          $9,100,000      6.50%,   with   principal         $386,404               $538,529
         Greenwood Village,                        and   interest    payable
         CO, maturing                              monthly.
         December 2006

         Marriott 3              $100,000,000      Floating at 300 basis                 -                 $3,447,421
         Portfolio                                 points over the 30-day
         Properties,                               LIBOR.  Principal
         maturing six                              payments of $6,700,000
         months from                               due monthly with the
         funding date                              remaining principal due
                                                   within six months of
                                                   loan. During the Pro
                                                   Forma Period, the interest
                                                   rate varied from 7.06% to
                                                   9.69%.

         Prime Care 1             $75,000,000      Floating at 250 basis            $2,723,237             $4,667,125
         Portfolio                                 points over the 30-day
         Properties,                               LIBOR.  During the Pro
         maturing two years                        Forma Period, the
         from funding date                         interest rate varied
                                                   from 4.32% to 9.065%.
                                                                                 ------------------    --------------------

                                                                                    $4,619,384             $12,403,659
                                                                                 ==================    ====================

         If the interest rates on variable rate loans would have increased by 0.125% during the Pro Forma Period, interest expense would have increased by $177,882 and $211,906 for the nine months ended September 30, 2002 and the year ended December 31, 2001, respectively.

(7) Represents adjustment to interest expense for imputed interest on non-interest bearing lifecare bonds described in Note (f) under "Unaudited Pro Forma Consolidated Balance Sheet" above. Interest was imputed on these obligations using a 7% interest rate based on a 12-year amortization.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED December 31, 2001

Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

(8) Represents increase in asset management fees relating to the Pro Forma Properties for the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value as defined in the Company's prospectus.

(9) Pursuant to the advisory agreement, CNL Retirement Corp. (the "Advisor") is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters (the "Expense Year") the greater of two percent of average invested assets or 25 percent of net income (the "Expense Cap.") During the Expense Year ended June 30, 2001, the Company's operating expenses exceeded the Expense Cap by $145,015.

         As a result of the Pro Forma Properties being treated in the Pro Forma Consolidated Statements of Earnings as operational for the Pro Forma Period, the Expense Cap increased based on two percent of average invested assets; therefore, the amount of the reimbursement of operating expenses from related party was adjusted for the year ended December 31, 2001.

(10) Represents increase in depreciation expense of the buildings and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method of $8,226,611 and $12,706,612 for the nine months ended September 30, 2002 and the year ended December 31, 2001, respectively. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively. Also represents amortization of the loan costs of $209,635 and $1,339,733 for the nine months ended September 30, 2002 and the year ended December 31, 2001, respectively, on related mortgage loans, amortized during the Pro Forma Period under the straight-line method (which approximates the effective interest method) over the life of the loan.

         The following presents the amount of land, building and FF&E for each of the Pro Forma Properties accounted for as operating leases:

                                                                  Land            Building            FF&E
                                                              -------------    ---------------    --------------

         Broadway Plaza in Arlington, TX                       $ 1,343,538        $ 9,174,538         $  602,226
         Homewood Residence in Boca Raton, FL                    1,143,571          8,501,806            554,537
         Holley Court Terrace in Oak Park, IL                    2,144,134         16,918,724            447,007
         Homewood Residence in Coconut Creek, FL                 1,682,701          7,981,073            559,197
         Heritage Club in Greenwood Village, CO                  1,812,916         16,073,282            942,063
         Brighton Gardens in Camarillo, CA                       2,491,600         16,887,847            542,589
         Brighton Gardens in Towson, MD                            989,915         14,375,847            355,731
         MapleRidge in Clayton, OH                                 813,317          7,656,922            209,314
         MapleRidge in Dartmouth, MA                               920,430          9,028,929            205,663
         MapleRidge in Elk Grove, CA                               812,937          7,583,195            218,022
         Brooksby Village Continuing Care Retirement
             Community in Peabody, MA                           18,345,034                 --                 --
         Homewood Residence in Nashville, TN                       463,957          8,350,191            631,429
         Brighton Gardens in Bellevue, WA                        1,086,066          9,231,564            543,033
         Brighton Gardens in Hoffman Estates, IL                   806,416          6,854,531            403,208
         Brighton Gardens in Oklahoma City, OK                     388,223          3,299,888            194,110
         Brighton Gardens in Santa Rosa, CA                      1,783,057         15,155,978            891,529
         Brighton Gardens in Tulsa, OK                             500,730          4,256,207            250,365
         Brighton Gardens in Atlanta, GA                           785,084          6,673,214            392,542


                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED December 31, 2001


Unaudited Pro Forma Consolidated Statements of Earnings - Continued:

                                                                  Land             Building              FF&E
                                                              --------------    ----------------    ---------------

         Hearthside in Lynnwood, WA                            $  670,700         $   5,700,951       $     335,350
         Hearthside in Snohomish, WA                                915,559           7,782,250             457,779
         MapleRidge in Hemet, CA                                    439,319           3,734,214             219,660
         MapleRidge in Plymouth, MA                                 489,636           4,161,909             244,818
         MapleRidge in Willoughby, OH                               527,063           4,480,033             263,531
         Pleasant Hills in Little Rock, AR                        1,137,284           9,666,914             568,642
         Brighton Gardens in Edgewood, KY                            58,161                  --                  --
         Brighton Gardens in Greenville, SC                         439,997           3,739,976             219,999
         Brighton Gardens in Northridge, CA                       1,568,782          13,334,656             784,392
         Brighton Gardens in Rancho Mirage, CA                    1,749,533          14,871,026             874,766
         Brighton Gardens in Salt Lake City, UT                   1,606,541          13,655,599             803,271
         Brighton Gardens in Yorba Linda, CA                      1,441,411          12,251,993             720,705
         Fairfax in Fort Belvoir, VA                              9,915,394          69,272,002           4,957,696
         MapleRidge in Palm Springs, CA                             282,489           2,401,157             141,246
         Quadrangle in Haverford, PA                              9,935,724          69,444,807           4,967,862
                                                              --------------    ----------------    ---------------

         Total                                                 $ 69,491,219       $ 402,501,223       $ 23,502,282
                                                              ==============    ================    ===============

(11)     Represents  adjustment  to minority  interest  for the  purchase of the
         23.25 percent minority interest in the Joint Venture. Also see Note (e) under "Unaudited Pro Forma Consolidated Balance Sheet" above.

(12) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the nine months ended September 30, 2002 and the year ended December 31, 2001. As a result of receipt of gross proceeds from the sale of shares during the period October 1, 2002 through December 20, 2002, as described in Note (a) above, which were available to acquire the Pro Forma Properties described in Note (b) above, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares, during the nine months ended September 30, 2002 and the year ended December 31, 2001.